Exhibit 99.1

Contact:

Beci Brenton
Beci.Brenton@hii-co.com
(202) 264-7143

PHOTO RELEASE — Stephanie L. O’Sullivan Joins Huntington Ingalls

Industries’ Board of Directors

NEWPORT NEWS, Va. (Jan. 20, 2021) — Huntington Ingalls Industries (NYSE:HII) announced today that Stephanie L. O’Sullivan has been elected to its Board of Directors, effective Friday, Jan. 15.

O’Sullivan has been a business consultant since 2017. Prior to that, she served as principal deputy director of the Office of National Intelligence (PPDNI), having been appointed in 2011. As PDDNI she worked to assist the director of national intelligence in the management of the day-to-day operations of the intelligence community

“We are very pleased to welcome Stephanie to the board of HII,” Chairman of the Board Kirk Donald said. “She is a proven leader in the nation’s intelligence community, bringing more than 25 years of national security experience to HII. Her deep understanding of the technologies used by the intelligence community, as well as how the government and private sectors operate, will help create further value and momentum for our stakeholders. I am delighted to welcome her to an excellent team of directors and look forward to working with her.”

A photo accompanying this release is available at:

https://newsroom.huntingtoningalls.com/file/stephanie-osullivan.

Prior to serving as PDDNI, she served as the associate deputy director of the Central Intelligence Agency. Prior to this appointment, she held several management positions in the agency’s Directorate of Science and Technology, working to develop and deploy innovative technology in support of intelligence collection and analysis.

O’Sullivan currently serves on the boards of directors of The Aerospace Corporation, Battelle Memorial Institute, HRL Laboratories (formerly Hughes Research Laboratories) and the CIA Officers Memorial Foundation. She has served on advisory boards at Google, Adobe and Oak Ridge National Laboratory, and continues to serve on advisory boards at Noblis, Peraton and Booz Allen Hamilton. She has been an adjunct faculty member at Georgetown University’s Center for Security and Emerging Technology and continues to support study activities for the Department of Defense and the CIA.

O’Sullivan received a bachelor of science in civil engineering from Missouri Science and Technology University. She was also elected in 2019 as a member of the National Academy of Engineering.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

http://newsroom.huntingtoningalls.com

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division supports national security missions around the globe with unmanned systems, defense and federal solutions, and nuclear and environmental services. Headquartered in Newport News, Virginia, HII employs more than 42,000 people operating both domestically and internationally. For more information, visit:

•	HII on the web: www.huntingtoningalls.com

•	HII on Facebook: www.facebook.com/HuntingtonIngallsIndustries

•	HII on Twitter: www.twitter.com/hiindustries

•	HII on YouTube: www.youtube.com/huntingtoningalls

•	HII on Instagram: www.instagram.com/huntingtoningalls

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media